UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 700 2400 South 44th Street Manitowoc, WI 54221-0700 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

860 North Rapids Road,

Manitowoc, WI 54221

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 17, 2018, County Bancorp, Inc. (the “Company”) closed its offer to exchange (the “Exchange Offer”) up to $30,000,000 aggregate principal amount of its outstanding 5.875% fixed-to-floating rate subordinated notes due 2028, which were issued in a private placement to certain institutional investors, for a like principal amount of its new 5.875% fixed-to-floating rate subordinated notes due 2028 registered under the Securities Act of 1933, as amended.

According to information provided by the exchange agent, U.S. Bank National Association, $30,000,000 aggregate principal amount, or 100% of the privately placed 5.875% fixed-to-floating rate subordinated notes due 2028 were tendered for exchange in the Exchange Offer.

The Exchange Offer expired at 11:59 p.m., New York City time, on September 14, 2018, and settled on September 17, 2018.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 is the press release issued by the Company on September 17, 2018, announcing the completion of the Exchange Offer.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release of County Bancorp, Inc., dated September 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: September 17, 2018	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary